UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Radian Group Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The following information supplements the information contained in the proxy statement filed by Radian Group Inc. (“we,” “our,” or the “Company”) on April 5, 2019 (the “Proxy Statement”) in connection with the Annual Meeting of Stockholders to be held on May 15, 2019.

Amounts disclosed in the “Fees or Paid in Cash” and “Total” columns of the “2018 Director Compensation” table on page 56 of our Proxy Statement inadvertently included, for Mr. Herbert Wender, an amount previously deferred by him (the “Deferred Amount”) in a prior year pursuant to the Radian Voluntary Deferred Compensation Plan for Directors (the “Plan”). The Deferred Amount, plus earnings pursuant to the Plan, were distributed to Mr. Wender in 2018. The Company previously reported the Deferred Amount for the year in which it was deferred, and the Company does not pay above-market interest or preferential interest or earnings on amounts deferred pursuant to the Plan. In 2018, Mr. Wender received total cash compensation of $194,500, none of which was deferred.

The Proxy Statement, this notice, and our 2018 Annual Report to security holders are available at www.radian.biz/StockholderReports.